Exhibit 99.5

December 13, 2004

To Whom It May Concern:

The attached forms were used to confirm the cash balance in bank accounts held by Energytec, Inc. as of November 30, 2004. The confirmations were prepared by Hutton, Patterson & Company, P.C., CPAs and signed by an officer of Energytec, Inc. The confirmations were directly delivered to and received from the financial institutions by Hutton, Patterson & Company, P.C., CPAs.

/s/ Hutton, Patterson & Company
Dallas, Texas

STANDARD FORM TO CONFIRM ACCOUNT

BALANCE INFORMATION WITH FINANCIAL INSTITUTIONS

ORIGINAL To be mailed to accountant		Energytec, Inc. CUSTOMER NAME

Financial Institution’s Name and Address	[ Compass Bank ] 14852 Preston Road Dallas, TX 75254 [ ]	We have provided to our accountants the following information as of the close of business on November 30, 2004, regarding our deposit and loan balances. Please confirm the accuracy of the information, noting any exceptions to the information provided. If the balances have been left blank, please complete this form by furnishing the balance in the appropriate space below.* Although we do not request nor expect you to conduct a comprehensive, detailed search of your records, if during the process of completing this confirmation additional information about other deposit and loan accounts we may have with you comes to your attention, please include such information below. Please use the enclosed envelope to return the form directly to our accountants.

1.    At the close of business on the date listed above, our records indicated the following deposit balance(s):

ACCOUNT NAME	ACCOUNT NO.	INTEREST RATE	BALANCE*

Energytec, Inc.	85289241		$6,878,777.42

2.    We were directly liable to the financial institution for loans at the close of business on the date listed above as follows:

ACCOUNT NO./ DESCRIPTION	BALANCE*	DATE DUE	INTEREST RATE	DATE THROUGH WHICH INTEREST IS PAID	DESCRIPTION OF COLLATERAL

/s/ Jo Jackson	12/3/04
(Customer’s Authorized Signature)	(Date)

The information presented above by the customer is in agreement with our records. Although we have not conducted a comprehensive, detailed search of our records, no other deposit or loan accounts have come to our attention except as noted below.

/s/ Melissa A. Romo	12/3/04
(Financial Institution Authorized Signature)	(Date)

CSM
(Title)

EXCEPTIONS AND/OR COMMENTS

Please return this form directly to our accountants:

[ ]

Ordinarily, balances are intentionally left blank if they are not available at the time the form is prepared.	[ ]

Approved 1990 by American Bankers Association, American Institute of Certified Public Accountants, and Bank Administration Institute. Additional forms available from: AICPA-Order Department, P.O. Box 2209, Jersey City, NJ 07303-2209

STANDARD FORM TO CONFIRM ACCOUNT

BALANCE INFORMATION WITH FINANCIAL INSTITUTIONS

ORIGINAL To be mailed to accountant		Energytec, Inc. CUSTOMER NAME

Financial Institution’s Name and Address	[ American Bank of Texas ] P.O. Box 1234 Sherman, TX 75001-1234 [ ]	We have provided to our accountants the following information as of the close of business on November 30, 2004, regarding our deposit and loan balances. Please confirm the accuracy of the information, noting any exceptions to the information provided. If the balances have been left blank, please complete this form by furnishing the balance in the appropriate space below.* Although we do not request nor expect you to conduct a comprehensive, detailed search of your records, if during the process of completing this confirmation additional information about other deposit and loan accounts we may have with you comes to your attention, please include such information below. Please use the enclosed envelope to return the form directly to our accountants.

1.    At the close of business on the date listed above, our records indicated the following deposit balance(s):

ACCOUNT NAME	ACCOUNT NO.	INTEREST RATE	BALANCE*

Operating Account	268-8755	—	465,122.45

Royalty Account	259-6636	—	– 0 –

2.    We were directly liable to the financial institution for loans at the close of business on the date listed above as follows:

ACCOUNT NO./ DESCRIPTION	BALANCE*	DATE DUE	INTEREST RATE	DATE THROUGH WHICH INTEREST IS PAID	DESCRIPTION OF COLLATERAL

/s/ Jo Jackson	December 1, 2004
(Customer’s Authorized Signature)	(Date)

The information presented above by the customer is in agreement with our records. Although we have not conducted a comprehensive, detailed search of our records, no other deposit or loan accounts have come to our attention except as noted below.

/s/ Kyle R. Beall	12/1/04
(Financial Institution Authorized Signature)	(Date)

Kyle Beall, Senior Vice President
(Title)

EXCEPTIONS AND/OR COMMENTS

Please return this form directly to our accountants:

[ ]

Ordinarily, balances are intentionally left blank if they are not available at the time the form is prepared.	[ ]

Approved 1990 by American Bankers Association, American Institute of Certified Public Accountants, and Bank Administration Institute. Additional forms available from: AICPA-Order Department, P.O. Box 2209, Jersey City, NJ 07303-2209